UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF FLORIDA

SHARON NIXON-CRENSHAW, Derivatively on behalf of DYCOM INDUSTRIES, INC.,

Plaintiff,

v.

STEPHEN C. COLEY, DWIGHT B. DUKE, EITAN GERTEL, ANDERS GUSTAFSSON, PATRICIA L. HIGGINS, STEVEN E. NIELSON, PETER T. PRUITT, JR., RICHARD K. SYKES, LAURIE J. THOMSEN, and CHARLES B. COE,

Defendants,

and

DYCOM INDUSTRIES, INC.,

Nominal Defendant.

Case No. 18-cv-25289-SINGHAL NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TERRY WHITE AND CHRIS PERKINS, Derivatively on behalf of DYCOM INDUSTRIES, INC.,

Plaintiff,

v.

STEVEN E. NIELSEN, H. ANDREW DEFERRARI, DWIGHT B. DUKE, EITAN GERTEL, ANDERS GUSTAFSSON, PATRICIA L. HIGGINS, RICHARD K. SYKES, LAURIE J. THOMSEN, CHARLES B. COE, and STEPHEN C. COLEY,

Defendants,

and

DYCOM INDUSTRIES, INC.,

Nominal Defendant.

Case No. 20-cv-21952-SINGHAL

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF DYCOM INDUSTRIES, INC. (“DYCOM” OR THE “COMPANY”) AS OF MAY 21, 2021 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD DYCOM COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Southern District of Florida (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated May 21, 2021 (“Stipulation”).1 A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Dycom’s website at the Investor Relations page at http://ir.dycomind.com/investor-relations.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled Nixon-Crenshaw v. Coley, et al., Civil Action No. 18-cv-25289 (S.D. Fla.); and White, et al. v. Nielsen, et al., Civil Action No. 20-cv-21952 (S.D. Fla.) (together the “Actions” or “Derivative Actions”).

1        Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

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Plaintiffs Sharon Nixon-Crenshaw, Terry White, and Chris Perkins (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of Dycom); Mark Baker, a stockholder who made a pre-suit litigation demand under Florida law on the Board of Directors (the “Board”) of Dycom (the “Litigation Demand”); City of Southfield General Employees Retirement System (“Southfield”) and Colleen Witmer, who both submitted demands for inspection of corporate books and records to Dycom pursuant to Fla. Stat. Section 607.1602 (the “Books and Records Demands”) (Nixon-Crenshaw, White, Perkins, Baker, Southfield, and Witmer are collectively referred to as the “Stockholders”); Defendants Stephen C. Coley, Dwight B. Duke, Eitan Gertel, Anders Gustafsson, Patricia L. Higgins, Steven E. Nielson, Peter T. Pruitt, Jr., Richard K. Sykes, Laurie J. Thomsen, Charles B. Coe, and H. Andrew DeFerrari (the “Settling Defendants”); and Nominal Party Dycom Industries, Inc. (Stockholders, Settling Defendants, and Dycom, collectively, the “Settling Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

On September 30, 2021, at 2:00 p.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Plaintiffs’ Counsel, and should be finally approved; (ii) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary and proper under the circumstances.

II.	DYCOM DERIVATIVE LITIGATION
A.	The Derivative Actions

On December 17, 2018, Nixon-Crenshaw filed a shareholder derivative complaint on behalf of Dycom in the U.S. District Court for the Southern District of Florida (the “Court”), asserting claims for breach of fiduciary duties and waste of corporate assets under Florida law, and for violations of Sections 10(b) and 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

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On May 8, 2020, White and Perkins filed a substantially similar shareholder derivative complaint on behalf of Dycom in the Court, asserting claims for breach of fiduciary duties and unjust enrichment under Florida law, and for violations of Sections 10(b) and 14(a) of the Exchange Act. On June 12, 2020, the Court consolidated the Actions and designated the Nixon-Crenshaw action as the operative case. On November 16, 2020, a consolidated complaint was filed in the Actions. A schedule was set for the filing of the defendants’ and Dycom’s responsive pleadings that was extended while the Settling Parties engaged in mediation of the alleged derivative claims.

The operative consolidated complaint alleges that the Settling Defendants are liable to Dycom for issuing a series of false and misleading statements beginning in November 2017 that failed to disclose that: (a) Dycom’s large projects were highly dependent on permitting and tactical considerations; (b) Dycom was facing great uncertainties related to permitting issues; (c) said uncertainties would expose Dycom to near-term margin pressure and absorption issues; and (d) as a result of the foregoing, the Settling Defendants’ statements about Dycom’s business, operations, and prospects were false and misleading and/or lacked a reasonable basis.

B.	The Litigation Demand

By letter dated May 4, 2020, Baker issued a pre-suit demand pursuant to Florida law demanding that the Board investigate wrongdoing substantially similar to the allegations raised in the Actions (the “Litigation Demand”). Via the Litigation Demand, Baker demanded the Board undertake an independent investigation in good faith regarding alleged false and misleading statements issued by Dycom between November 20, 2017 and August 10, 2018, which allegedly failed to disclose Dycom was experiencing substantial delays in fulfilling numerous customer contracts as a result of the Company’s alleged failure to: (i) obtain crucial utility and work permits needed to commence projects;

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(ii) provide permitting authorities with the necessary documentation and information needed to support applications that were filed; and (iii) hire a sufficient and competent workforce to complete customer projects according to the projected timeline. The Litigation Demand also demanded the implementation and maintenance of numerous corporate governance reforms at Dycom.

C.	The Books and Records Inspection Demands

By letters dated May 1, 2020 and May 21, 2020, counsel for Southfield and Witmer, respectively, issued separate demands to Dycom for the inspection of certain non-public, Board-level and senior officer-level corporate books and records pursuant to Fla. Stat. § 607.1602 (the “Books and Records Demands”). The Books and Records demands were based on substantially similar factual allegations as the Actions and sought to investigate, among other things, alleged mismanagement, wrongdoing, and breaches of fiduciary duties of loyalty, good faith and due care on the part of Dycom’s officers and directors with respect to those factual allegations.

D.	Settlement Negotiations

In May 2020, the Settling Parties agreed to engage in settlement discussions in order to explore a potential resolution of the Actions, the Litigation Demand, and the Books and Records Demands (the “Derivative Matters”). Accordingly, on June 1, 2020, Stockholders sent the Defendants a joint written settlement demand. Over the next several months, the Settling Parties engaged in good faith and extensive negotiations over Stockholders’ settlement demand, including exchanging various drafts of proposed corporate governance reform enhancements.

In June 2020, the Settling Parties negotiated, and on July 2, 2020 executed, a Confidentiality and Non-Disclosure Agreement to govern materials to be provided by Dycom to Stockholders in furtherance of the settlement discussions. Pursuant to that agreement, Dycom produced to Stockholders certain documents relevant to the allegations made in the Derivative Matters and applicable defenses, which Stockholders reviewed and analyzed.

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In September 2020, after some progress in the settlement discussions had been made, the Settling Parties agreed to participate in a private mediation overseen by Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises. In anticipation of the mediation, the Settling Parties prepared and exchanged detailed mediation statements.

On October 28, 2020, Dycom announced the appointment of Jennifer M. Fritzsche to the Dycom Board of Directors. The Board was aware of the pending Derivative Matters, and settlement negotiations, at the time Ms. Fritzsche was appointed to the Board.

The parties participated in a mediation session before Ms. Yoshida on November 6, 2020. The November 2020 mediation was unsuccessful, but the Settling Parties made further progress and then continued negotiations thereafter with the assistance of Ms. Yoshida.

After making further progress in the settlement discussions over the ensuing few months, the Setting Parties engaged in a second mediation session with Ms. Yoshida on March 22, 2021. While the Settling Parties again were unable to reach an agreement to settle the Derivative Matters at that session, the Settling Parties continued negotiations thereafter with the assistance of Ms. Yoshida.

Ultimately, following the lengthy, arm’s-length, and mediated negotiations, on April 16, 2021, the Settling Parties reached an agreement-in-principle to settle the Derivative Matters, accepting a proposal issued by the Mediator. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Policies, subject to Court approval.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Dycom’s website at the Investor Relations page at http://ir.dycomind.com/investor-relations.

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In connection with the Settlement of the Derivative Matters, Dycom’s Board shall adopt and maintain the corporate governance measures described below within thirty (30) days after the Court’s approval of the proposed Settlement. The corporate governance reforms shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order. In the event any Corporate Governance Policy listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval. Any changes made pursuant to this provision shall be published on Dycom’s website within ten (10) business days.

Dycom acknowledges and agrees that the corporate governance policies set forth below, confer substantial benefit upon Dycom and its stockholders. Dycom also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the corporate governance policies set forth below.

CORPORATE GOVERNANCE POLICIES

Review of Corporate Governance Policies. Dycom, in coordination with outside securities and corporate governance counsel, will complete a review of corporate governance best practices twice over the next four (4) years. This review will consider the public policies of Dycom’s large institutional investor stockholders, policies of proxy advisory firms, practices of peer companies and leading corporate governance practices. The results of the review will be presented to Dycom’s Corporate Governance Committee of the Board (the “Governance Committee”). Following its review and analysis, the Governance Committee will present recommendations for changes or modifications, if any, to Dycom’s Board for consideration.

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Improvement to All Corporate Governance Documents. All Corporate Governance Documents shall include a date of last revision and be made available in PDF format on the “Investor Center” on Dycom’s website. All Corporate Governance Documents shall be revised to incorporate and align with the governance changes discussed herein.

Lead Independent Director. If the Chairman is not an “independent” director, then the independent members of the Board shall select one independent director to serve as the Lead Independent Director, who shall act as liaison with the Chairman and shall be given specific duties, including consulting with the Chairman on setting the agendas for meetings and meeting schedules, calling meetings of the independent directors, and working with the Chairman and the Chairs of the Compensation and Governance Committees on Board evaluations.

Appointment or Nomination of New Independent Director.

(a)               Prior to thirty (30) days from the date on which the Court finally approves the Settlement of the Derivative Matters, the Governance Committee, together with an expert designated by the Stockholders (the “Governance Expert”), shall, acting reasonably, establish a list of mutually agreeable criteria to be utilized in the selection of potential appointees or nominees for election to the Board, taking into account, among other things, the Board’s current array of skills, expertise, experience, diversity, and areas for additional coverage and development (the “Criteria”). Diversity criteria shall promote women and members of underrepresented communities to the Board, as are considered appropriate for good governance. A director from an underrepresented community means an individual who is a Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.

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(b)               The Governance Committee and the Company shall retain an independent search firm to identify potential director candidates. The independent search firm, utilizing the Criteria, shall identify individuals to be considered as potential appointees or nominees for election to the Board. The Governance Committee and the Company shall instruct the independent search firm in writing to identify only candidates for consideration as potential appointees or nominees for election to the Board who substantially satisfy the Criteria to be considered for appointment to the Board.

(c)               The Governance Committee shall provide a list of the individuals identified by the search firm to the Governance Expert. Within ten (10) days of the Governance Expert’s receipt of the list, the General Counsel of the Company, on behalf of the Chair of the Governance Committee (along with any advisors the Committee may deem necessary), shall schedule a telephonic meeting with the Governance Expert to discuss the list to determine whether any individuals can be eliminated as not substantially satisfying the Criteria. Following such meeting, the Chair of the Governance Committee and the Governance Expert shall review the revised list of candidates and, acting reasonably, agree on the final list of candidates who substantially satisfy the Criteria and discuss the individuals who should be considered for appointment to the Board. Utilizing the Criteria, the Governance Committee, in consultation with the independent search firm and other advisors as the Governance Committee and the Board may deem necessary, shall consider all agreed individuals identified by the independent search firm (“Potential Candidates”).

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(d)               Within thirty (30) days following the Governance Committee meeting to consider the Potential Candidates, but no later than one hundred and twenty (120) days after the Court finally approves the Settlement of the Derivative Matters, the Governance Committee shall select and recommend one of the Potential Candidates for appointment or nomination for election to the Board, and the Board, after its required review and consideration, shall accept such recommendation and make such appointment or nomination.

(e)               In the event that the Board is unable to appoint a new director from the Potential Candidates, the Company, the Governance Committee, the Board, and the Governance Expert shall repeat the identification and selection process detailed above.

(f)                After timely notifying the Governance Expert via overnight mail, the Board may select a different independent search firm at any time, although the Board and any such new independent search firm shall be subject to the Criteria, as well as the identification and selection process, detailed above.

Director Term Limits. The Governance Committee will, as part of its annual assessment of the composition of the Board, review an incumbent director’s continuation on the Board. The maximum tenure of a non-employee director shall be the greater of twelve (12) years or four (4) full terms as a member of the Board. For a member appointed to the Board prior to an annual meeting, such period shall not be included as part of the twelve (12) years and shall be considered a “full term.” The Governance Committee may, by unanimous vote, extend a non-employee director’s term until the third annual meeting following the annual meeting in which the director’s tenure would otherwise have expired.

Audit Committee. The Board shall amend the Charter of the Audit Committee to require the specific revisions reflected in Exhibit 1 to the Stipulation.

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Committee Membership Rotation. Dycom shall amend its Corporate Governance Guidelines and Corporate Governance Committee Charter to require an annual review of committee assignments and a commitment to rotating committee membership subject to the needs and expertise of the Board.

Membership on Other Boards. The Board shall amend its Corporate Governance Guidelines to reflect that (i) no member of the Board may simultaneously serve on more than three (3) public company boards unless the Governance Committee and the Board determine that doing so would not impair the director’s service on the Board, and (ii) in any such evaluation, the Governance Committee and the Board will consider whether the member serves on the Audit Committee and the additional responsibilities associated therewith.

Director Education. Dycom shall amend the “Director Orientation and Continuing Education” section of its Corporate Governance Guidelines to reflect the following:

The Board is committed to ensuring that directors are provided with robust opportunities to receive interactive educational opportunities on topics that include industry and business issues, enterprise risk management, disclosure trends and practices, and corporate governance. The Corporate Governance Committee shall oversee this continuing education program and ensure that members of senior management of the Company, as well as appropriate outside advisors and experts, regularly present and engage with all directors.

Management Disclosure Committee. Dycom shall maintain as a formal governance policy and make available in PDF format on the “Investor Center” on Dycom’s website the management level disclosure committee’s function as detailed below:

Dycom Industries, Inc. (“Dycom”) maintains a disclosure committee (the “Disclosure Committee”) consisting of members of its senior management and staff. The purpose of the Disclosure Committee is to discuss the review of Dycom’s potential disclosures and events that could trigger potential disclosures. The Disclosure Committee also reviews and assesses Dycom’s disclosure controls and assists and advises the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis employees involved in the review and consideration of Dycom’s current, periodic, and annual disclosures, including Dycom’s senior financial reporting team.

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These individuals shall meet as needed to review and discuss disclosures and other matters related to the Disclosure Committee’s function described above, and to review Dycom’s draft periodic SEC reports before they are filed. The Audit Committee may, as necessary, consult with members of the Disclosure Committee and the Disclosure Committee shall identify matters that should be raised with the Audit Committee and document these matters contemporaneously. The Disclosure Committee reports to Dycom’s Chief Executive Officer and Chief Financial Officer and, as appropriate, to Dycom’s Audit Committee.

Clawback Policy. In the event that there is a material restatement of the Company’s financial results (other than as a consequence of a change in accounting rules or interpretations), the Company shall seek to recover from the Company’s Chief Executive Officer and Chief Financial Officer the portion of any performance-based compensation paid during the three (3) years preceding such restatement that the Compensation Committee determines would not have been paid based on the restated financial results. Should the Compensation Committee determine not to claw back such performance-based compensation under the circumstances set forth herein, then the Company shall timely disclose the reasons for the Compensation Committee’s action in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

Code of Conduct – SFO. Dycom shall amend the “Purpose” section of its Code of Conduct – SFO to read as follows:

1.	The Company requires the highest possible honest and ethical conduct in all aspects of business from all of its employees, including its Senior Financial Officers.
2.	It provides principles to which the Company’s Senior Financial Officers are required to adhere and advocate.
3.	Violations may subject the Senior Financial Officers to employee discipline, up to and including termination of employment, or other available actions.

CEO Evaluation. Dycom shall amend its Corporate Governance Guidelines in the following manner:

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CEO Evaluation and Management Succession

The Corporate Governance Committee will evaluate the performance of the Chief Executive Officer on an annual basis and submit its evaluation to the Compensation Committee. This evaluation will include an assessment of the Chief Executive Officer’s contribution to the development of the Company’s culture of ethics and compliance. The Compensation Committee will set the Chief Executive Officer’s compensation level based on the evaluations submitted by the Corporate Governance Committee and other factors it deems relevant. The Compensation Committee will report to the Board of Directors on an annual basis its determinations regarding the compensation of the Chief Executive Officer.

The Corporate Governance Committee will report to the Board at least annually on succession planning for the Chief Executive Officer and other senior management. The Board will work with the Corporate Governance Committee to evaluate and, as necessary, nominate successors to the Chief Executive Officer and other senior management. The Chief Executive Officer should at all times make available to the Board his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

IV.	STOCKHOLDERS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, Stockholders’ Counsel and Dycom, acting by and through Dycom’s Counsel, with the assistance of Ms. Yoshida, separately negotiated the attorneys’ fees and expenses the Defendants and/or their insurers would pay to Stockholders’ Counsel based on the substantial benefits conferred upon Dycom and its stockholders by the Settlement. In light of the substantial benefits conferred by Stockholders’ Counsel’s efforts upon Dycom and its stockholders, Dycom, acting by and through its Board, has agreed that Defendants and/or their insurers will pay $2,500,000 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Stockholders’ Counsel in connection with the prosecution and settlement of the Derivative Matters. To date, Stockholders’ Counsel have not received any payments for their efforts on behalf of Dycom stockholders. The Fee and Expense Amount will compensate Stockholders’ Counsel for the results achieved in the litigation.

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V.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Stockholders’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Dycom, and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Stockholders in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Dycom or its stockholders, or that the Stockholders, Dycom, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Dycom and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters;

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(b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Stockholders Agree to Settle?

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit. However, Stockholders and Stockholders’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, against the Settling Defendants through trial(s) and potential appeal(s). Stockholders and Stockholders’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, as well as the difficulties and delays inherent in such litigation. Stockholders and Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions, that could be asserted in any shareholder derivative action(s) or other actions based on the Litigation Demand or the Books and Records Demands. Based on their evaluation, Stockholders and Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Dycom and its stockholders.

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VI.	SETTLEMENT HEARING

On September 30, 2021, at 2:00 p.m., the Court will hold the Settlement Hearing at the United States District Court for the Southern District of Florida, 229 East Broward Blvd., Courtroom 110, Fort Lauderdale, Florida 33301 (or via Zoom or telephonically, at the Court’s discretion). At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved, and whether the Actions should be dismissed with prejudice pursuant to the Stipulation.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Actions, the Litigation Demand, or the Books and Records Demands, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the Litigation Demand, the Books and Records Demands, or the Settlement.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Dycom stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Dycom stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

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VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Dycom stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.                  Your name, legal address, and telephone number;

2.                  The case name and number (Nixon-Crenshaw v. Coley, Lead Case No. 18-cv-25289-SINGHAL);

3.                  Proof of being a Dycom stockholder as of the Record Date, May 21, 2021.

4.                  The date(s) you acquired your Dycom shares;

5.                  A statement of each objection being made;

6.                  Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7.                  Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

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B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF FLORIDA

229 East Broward Blvd., Courtroom 110

Fort Lauderdale, Florida 33301

OR by filing them in person at any location of the United States District Court for the Southern District of Florida.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN SEPTEMBER 9, 2021.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Your written objection must also be mailed to:

Plaintiffs’ Counsel:

Thomas J. McKenna

Gregory M. Egleston

Gainey McKenna & Egleston

501 Fifth Avenue, 19th Floor

New York, NY 10017

Defendants’ Counsel:

Alan S. Goudiss

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6060

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

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IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Actions at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Southern District of Florida, 229 East Broward Blvd., Courtroom 110, Fort Lauderdale, Florida 33301. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at http://ir.dycomind.com/investor-relations.

If you have any questions about matters in this Notice, you may contact:

Thomas J. McKenna

Gregory M. Egleston

Gainey McKenna & Egleston

501 Fifth Avenue, 19th Floor

New York, NY 10017

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: JULY 26, 2021	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA

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